UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
(Date of earliest event reported): August 4, 2009
LIME ENERGY CO.
(Exact name of registrant as specified in its charter)

DELAWARE	001-16265	36-4197337

(State or other jurisdiction of incorporation or organization)	(Commission File #)	(IRS Employer Identification No.)
1280 Landmeier Road, Elk Grove Village, Illinois 60007-2410
(Address of principal executive offices)
(847) 437-1666
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
Signatures
INDEX TO EXHIBITS
EX-10.1
EX-10.2

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On August 4, 2009, the Compensation Committee of the Board of Directors of Lime Energy Co. (“Company”) presented to the Board and recommended the adoption of the 2009 Management Incentive Compensation Plan (“2009 Plan”), and the Board accepted and approved the Committee’s recommendations.
     Under the terms of the 2009 Plan, the Chief Executive Officer, President, Chief Operating Officer and Chief Financial Officer of the Company are the initial group of participants eligible for cash awards and, in lieu of cash awards, equity-based awards (subject to the availability of shares of common stock and the other terms of the Company’s 2008 Long-Term Incentive Plan) based upon specified criteria to be determined and approved by the Company’s Compensation Committee, or as otherwise provided in the 2009 Plan.
     Performance goals for 2009 Plan participants will be set in various goal categories, including, but not necessarily limited to: (a) Company performance objectives, comprising revenue and earnings before interest, taxes, depreciation, amortization and stock-based compensation targets, and (b) individual performance objectives. The relative weight among the performance goal categories may vary based on the individual’s position within the Company. The weighting will be reviewed annually and may be adjusted by the Compensation Committee.
     Each Participant will be informed at the beginning of, or soon after the beginning of, each fiscal year, of his or her 2009 Plan base salary, which will be the basis for determining the award opportunity for that participant, and which amount will be allocated among the participant’s performance goal categories. In addition, the 2009 Plan provides that the Compensation Committee will set three performance levels, Threshold, Target and Maximum levels set as a percentage for each performance goal category, all as more specifically described in the 2009 Plan. For each fiscal year, any awards earned under the 2009 Plan will be paid after the Company’s audited financial statements shall have been filed with the SEC. No award objectives have been set; however, the Compensation Committee expects to set award objectives for the participants for this fiscal year during the third quarter.
     The foregoing description of the terms of the 2009 Plan is not complete and is qualified in its entirety by the terms of the 2009 Plan, which is attached as Exhibit 10.1 to this report and incorporated herein by this reference.
     On August 6, 2009, the Company entered into an amendment to the employment agreement with Mr. Daniel Parke, its President, to increase his annual salary effective as of July 1, 2009, from $250,000 to $275,000. Also, as of July 1, 2009, the Company increased the annual salary of Mr. John O’Rourke, its Chief Operating Officer, from $222,560 to $250,000.
     The employment agreement amendment with Mr. Parke also contains certain non-compete, indemnification and arbitration of dispute provisions that conform such provisions in his employment agreement to those contained in the Company’s employment agreements with Mr. David Asplund, Mr. John O’Rourke and Mr. Jeffrey Mistarz, respectively.
     The description of the employment agreement amendment is not complete and is qualified in its entirety by the text of the amendment, which is attached as Exhibit 10.2 to this report and incorporated herein by this reference.
FORWARD-LOOKING STATEMENTS
     This Form 8-K contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about us, our future performance, our business, our beliefs and our management’s assumptions. All statements other than statements of historical facts are forward-looking statements, including any statements of the plans and objectives of management for future operations, any projections of revenue earnings or other financial items, any statements regarding future economic conditions or performance, and any statement of assumptions underlying any of the foregoing. Some of these forward-looking statements may be identified by the use of words in the statements such as “anticipate,” “estimate,” “could,” “expect,” “project,” “intend,” “plan,” “believe,” “seek,” “should,” “may,” “will,” “assume,”

“continue,” or variations of such words and similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict. We caution you that our performance and results could differ materially from what is expressed, implied, or forecast by our forward-looking statements due to general financial, economic, regulatory and political conditions affecting the energy efficiency industry as well as more specific risks and uncertainties. Future operating results, our financial condition and the Company’s stock price may be affected by a number of factors. Factors that could cause or contribute to such differences include, but are not limited to, (i) our limited operating history under our current business model in a rapidly evolving market and our history of operating losses; (ii) the current economic downturn; (iii) competition; (iv) our ability to obtain surety bonds; (v) our dependence on our senior managers; and (vi) other risks described in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such forward-looking statements. Furthermore, we do not intend (and we are not obligated) to update publicly any forward-looking statements.
Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(c) Exhibits.

Designation	Description of Exhibit

Exhibit 10.1	2009 Management Incentive Compensation Plan
Exhibit 10.2	Second Amendment to Employment Agreement with Daniel W. Parke
Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIME ENERGY CO. (Registrant)
Date: August 7, 2009	By:	/s/ Jeffrey Mistarz
Jeffrey Mistarz
Executive Vice President Chief Financial Officer & Treasurer

INDEX TO EXHIBITS

Exhibit	Description

10.1	2009 Management Incentive Compensation Plan
10.2	Second Amendment to Employment Agreement with Daniel W. Parke